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                                                                    Exhibit 99.1


COMPANY PRESS RELEASE
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SOURCE: PREMIER CONCEPTS, INC.

             PREMIER CONCEPTS, INC. FILES FOR BANKRUPTCY PROTECTION

LOS ANGELES, CA (PR NEWSWIRE)-OCTOBER 15, 2003- PREMIER CONCEPTS, INC. (OTCBB:FAUXE), ("Premier") announced today that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Central District of California. Chapter 11 allows a company to continue operating in the ordinary course of business and to maximize recovery for the company's stakeholders. The filing will enable the company to continue to conduct business as usual while it develops a reorganization plan.

ABOUT PREMIER CONCEPTS, INC.

Premier Concepts, Inc. specializes in the marketing and retailing of high-end reproduction jewelry. The Company's national chain of 25 retail stores, which operate under the names Imposters, Elegant Pretenders and Joli-Joli, sell jewelry that emulates classic fine jewelry, as well as pieces designed by famous jewelers. The product line also includes replicas of jewelry owned by celebrities. Premier's stores are located in California, Colorado, Nevada, Florida, Pennsylvania, New Jersey and Arizona.

Safe Harbor Act Disclaimer: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matter discussed, the successful negotiation of the potential acquisition and disposal of transactions described above, successful implementation of the Company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-KSB filings with the Securities and Exchange Commission.


For more information, contact:
PREMIER CONCEPTS, INC.
ATTN: TERRY WASHBURN
PHONE: (817) 675-4319